SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 12, 2006

FINANCIAL INDUSTRIES CORPORATION

(Exact name of Registrant as specified in charter)

Texas	0-4690	74-2126975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

6500 River Place Blvd., Building One

Austin, Texas 78730

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 404-5000

Former name or former address, if changed since last report - Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

Item 4.02a – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Upon reviewing the estimated adjustments as described in more detail below, management and the audit committee concluded on April 12, 2006, that, while the work to finalize the amount of such adjustments has not been completed, the Company will be required to restate its financial statements for 2003 and prior years as reported in its annual report on Form 10-K for the fiscal year ended December 31, 2003. The Company currently estimates that adjustments to shareholders’ equity at December 31, 2003 total approximately $3.5 million, before taxes. Shareholders’ equity as of December 31, 2003, as reported by the Company in its Form 10-K for the year ending December 31, 2003 (the “2003 Form 10-K”) before such adjustments, was $109.1 million. Corresponding adjustments to other accounts in these financial statements will also be required.

As described below, the adjustments relate to 2003 and prior periods. Although the Company has not completed its work and has not yet finalized the amounts of the adjustments and the related tax effects, or the amounts by which the estimated adjustments will affect the Company’s financial statements included in the Company’s annual report on Form 10-K as of December 31, 2003, the Company nonetheless cautions investors that the financial statements for the years 1999 through 2003 should no longer be relied upon. In addition, the quarterly financial statements in such periods should no longer be relied upon. The Company expects that the restatements of the 2003 and 2002 financial statements will be included in its annual report on Form 10-K for the year ended December 31, 2004 and that restated information for 2000 and 2001 will also be presented in such report.

The Company’s management and audit committee have discussed these matters disclosed in this Form 8-K filing with both the Company’s current and prior independent registered public accounting firms.

The Company has continued to work on its financial statements for the year ended December 31, 2004, and for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004, while concurrently working on the financial statements for corresponding periods in 2005.

As previously disclosed in the Company’s Form 12b-25 filed on March 17, 2006, in the course of work on the Company’s two insurance company subsidiaries’ 2004 statutory financial statements and through the audit process on those statements, the Company identified approximately $3 million in adjustments relating to 2003 and other prior periods. These adjustments resulted in a decrease in statutory capital and surplus and related primarily to policy reserves. Also as disclosed in the filing, the Company had been analyzing the impact of these adjustments on the financial statements included in its 2003 Form 10-K.

The Company has performed additional analysis on the adjustments as described above and has determined that such adjustments do affect the Company’s financial statements as prepared in accordance with generally accepted accounting principles (“GAAP”) as included in its 2003 Form 10-K. As part of this analysis, the Company has calculated the GAAP effects of the adjustments affecting policy reserves. For GAAP purposes, the policy reserve adjustments affect policy liabilities and contractholder deposit funds increasing such liabilities and reducing shareholders’ equity by approximately $2.8 million, before taxes, as of December 31, 2003. Adjustments to reinsurance receivables and payables have also been identified which reduce shareholders’ equity by approximately $650,000, before taxes, at December 31, 2003. The adjustments relate to policies that were not properly ceded to reinsurers, resulting in additional premiums owed for the reinsurance coverage. Also, reinsurance recoveries were reduced for certain policies that were no longer subject to reinsurance coverage.

In addition to the policy liability and reinsurance adjustments, the Company also identified several other adjustments primarily affecting operating liabilities and expenses. The net impact of these adjustments is an approximate reduction to shareholders’ equity at December 31, 2003, of $20,000, before taxes.

The Company is currently analyzing the tax effects of the above described adjustments. Based on analysis to date, tax benefits for these reductions to income and shareholders’ equity are possible, but are estimated to be minimal. However, additional overall tax expense is also possible based on the Company’s current tax valuation allowance position. Final tax effects will be determined upon the Company’s preparation of its tax valuation allowance analysis and the completion of its financial statements. Based on the adjustments as described above, total pre-tax adjustments reducing shareholders’ equity aggregate approximately $3.5 million at December 31, 2003. While management expects that these adjustments will result in a reduction to 2003 and 2002 reported earnings, the majority of the reduction of earnings resulting from the adjustments is expected to occur in years prior to 2002.

The Company emphasizes that it is continuing the preparation of its financial statements including additional reviews and analyses, and, accordingly, changes to the adjustments described herein may be required as a result of these efforts. Further adjustments could also occur during the completion of the audit of the Company’s financial statements by its independent registered public accounting firm.

As previously reported, the Company is currently delinquent in the filing of its Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004 (the “2004 Forms 10-Q”), its Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”), and its Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, and its report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) (all of such reports referred to herein as the “Delinquent SEC Reports”). The Company expects that the next of its Delinquent SEC Reports to be filed will be the 2004 Form 10-K and the 2004 Forms 10-Q, substantially at the same time. The Company does not expect such filings are likely to occur before the end of the second quarter of 2006, and there can be no assurance that the filings will occur by such date. Failure of the Company to become current in its SEC reports may have various adverse effects on the Company and its shareholders, including a continued restriction of the Company's access to capital markets, a delay in the time that the Company is able to seek a listing on a securities exchange and could lead to an enforcement action by the SEC seeking to revoke the Company's registration under the Securities Exchange Act of 1934. In its 2004 and 2005 Forms 10-K, the Company will be required to assess the effectiveness of its internal control over financial reporting as of December 31, 2004 and December 31, 2005, respectively. The Company is in the process of completing the design, documentation and testing of its internal controls. In its 2003 Form 10-K, the Company disclosed that, in the course of completing its financial statements as of and for the year ended December 31, 2003, management identified a significant number of material weaknesses in internal controls in several key areas that had resulted in material misstatement of financial results. In light of the adjustments discussed above, management is analyzing whether there may be additional material weaknesses as of that date. In Item 9A of that filing, the Company had described the remediation efforts regarding such material weaknesses. The Company has continued to work on such remediation efforts in connection with the preparation of its consolidated financial statements to be included in its 2004 Forms 10-Q and its 2004 Form 10-K. However, there is no assurance that such remediation efforts will be fully implemented prior to the filing of any of the Delinquent SEC Reports, including the 2004 and 2005 Forms 10-K. The Company anticipates that, when it files its 2004 and 2005 Forms 10-K, the report required by Item 308 of SEC Regulation S-K will include management’s assessment that material internal control weaknesses over financial reporting existed as of December 31, 2004 and December 31, 2005, respectively, and therefore, both internal controls over financial reporting and disclosure controls and procedures will be assessed as not having been effective as of those dates.

As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Financial Industries Corporation cautions that the statements in this Form 8-K relating to matters that are not historical factual information are forward-looking statements that represent management’s belief and assumptions based on currently available information. The information contained in this report relating to the amount and periods of balance sheet and income statement accounts that may need to be adjusted, any after-tax effects, possible additional adjustments to the financial statements, the non-reliance on financial statements for prior periods, restatement of financial statements, the timing of any future filings, amount and realization of tax benefits and deferred tax assets, and the contingencies and uncertainties to which the Company may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “may”, “estimate,” “expect,” “intend,” and other similar expressions constitute forward-

looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements, including the timing, completion and results of the Company’s reviews and audits. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INDUSTRIES CORPORATION

Date: April 18, 2006	By:	/s/ Michael P. Hydanus
Interim President and Chief Executive Officer